As filed with the Securities and Exchange Commission on November 23, 2004
                     Registration Statement No. 333-________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    Form S-3D
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             TOMPKINS TRUSTCO, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    NEW YORK
         (State or other Jurisdiction of Incorporation or Organization)

                                   16-1482357
                        (IRS Employer Identification No.)

                            The Commons, P.O. Box 460
                             Ithaca, New York 14851
                                 (607) 273-3210
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                 Francis M. Fetsko                           with a copy to:
Executive Vice President and Chief Financial Officer      Edward C. Hooks, Esq.
               Tompkins Trustco, Inc.                        Harris Beach LLP
             The Commons, P.O. Box 460                    119 East Seneca Street
               Ithaca, New York 14851                     Ithaca, New York 14851
                   (607) 273-3210                            (607) 273-6444
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

   Title of Each Class                           Proposed Maximum      Proposed Maximum        Amount of
      of Securities          Amount to be         Offering Price           Aggregate         Registration
    to be Registered       Registered(1)(2)        Per Share(3)        Offering Price(3)       Fee(1)(2)
    ----------------       ----------------        ------------        -----------------       ---------
   Common Stock, $.10          100,000                $48.90              $4,890,000            $619.56
       par value

(1) Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of the Registrant's common stock as may be issued as a result of adjustments by reason of any stock split, stock dividend or similar transaction.

(2) Does not include 110,000 shares of the Registrant's common stock previously registered under the Registrant's Registration Statement on Form S-3 (Registration No. 333-86864) (the "Initial Registration Statement"). A registration fee of $415.38 was previously paid with respect to the shares covered by the Initial Registration Statement. See Explanatory Note below.

(3) Estimated pursuant to Rule 457(c) solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of the Registrant's common stock as reported by the American Stock Exchange on November 17, 2004.

                                EXPLANATORY NOTE

This Registration Statement relates to the registration of an additional 100,000 shares of common stock to be offered under the Registrant's Dividend Reinvestment and Direct Stock Purchase and Sale Plan (the "Plan"), with respect to which a Registration Statement on Form S-3 (Registration No. 333-86864) (the "Initial Registration Statement") covering an aggregate of 110,000 shares is currently effective. Pursuant to Rule 416 under the Securities Act, the number of shares deemed registered under the Initial Registration Statement reflects an adjustment for a subsequent 10% stock dividend of the Registrant's common stock declared by the Registrant's Board of Directors on August 5, 2003 and paid on August 15, 2003. Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement shall constitute a combined prospectus and shall also relate to the Initial Registration Statement.

                          TOMPKINS TRUSTCO, INC. [LOGO]
                               Stock Purchase Plan
               An Open Availability and Dividend Reinvestment Plan


                                   Prospectus

                         100,000 Shares of Common Stock

This prospectus relates to up to an aggregate of 100,000 shares of common stock, par value $.10 per share, of Tompkins Trustco, Inc., or "Tompkins Trustco", that may be offered after the date hereof in connection with our Dividend Reinvestment and Direct Stock Purchase and Sale Plan, or the "Plan". The Plan allows both current holders of our common stock and interested first time investors to purchase shares of our common stock without the customary brokerage expenses and also to reinvest automatically cash dividends, if any, received on their shares of common stock.

Existing holders of our common stock and interested first time investors can make an initial stock purchase directly through the Plan without a broker. Once enrolled in the Plan, you can make optional cash purchases of additional shares of our common stock, or all or any portion of cash dividends received, if any, can be reinvested automatically to purchase additional shares of our common stock.

Participation in the Plan is entirely voluntary. You may withdraw any or all of your shares from the Plan at any time.

All shares of our common stock that may be offered under the Plan will be purchased on the open market by American Stock Transfer & Trust Company, the Plan administrator. We will not receive any of the proceeds from the sale of the shares offered under the Plan. Our common stock is traded on the American Stock Exchange ("AMEX") under the symbol "TMP." The last reported sale price of our common stock on November 17, 2004, as reported on the American Stock Exchange, was $49.09 per share.

This prospectus describes the provisions of the Plan and you should retain this prospectus for future reference.

Plan accounts are not savings accounts, deposit accounts or obligations of any bank. Thus, Plan accounts are not insured by the FDIC, SIPC or any other government agency, and may lose value. There is no bank guaranty of your Plan account or the securities in your account. If you participate in the Plan, you will be purchasing shares of our common stock and should consider carefully the investment risks, including the possible loss of your investment and the other risk factors identified on page 1 of this prospectus.

         --------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is November     , 2004.

                                TABLE OF CONTENTS



Information About Tompkins Trustco, Inc.....................................  1

Risk Factors................................................................  1

Overview of the Plan........................................................  3

Further Description of Plan Services........................................  4

Answers to Frequently Asked Questions.......................................  5

Terms and Conditions of the Plan............................................  9

Where You Can Find More Information......................................... 12

Incorporation of Certain Information by Reference........................... 12

Use of Proceeds............................................................. 12

Plan of Distribution........................................................ 12

Indemnification............................................................. 13

Legal Matters............................................................... 13

Experts..................................................................... 13

                    INFORMATION ABOUT TOMPKINS TRUSTCO, INC.

Tompkins Trustco, Inc. is a financial holding company. Our business is primarily owning, supervising and controlling our banking and insurance agency subsidiaries. We are the parent company of Tompkins Trust Company, The Bank of Castile, Mahopac National Bank and Tompkins Insurance Agencies, Inc., which are wholly-owned subsidiaries. Tompkins Trust Company, The Bank of Castile and Mahopac National Bank provide community-banking services to their local market areas in New York State. Tompkins Insurance Agencies, Inc. offers property and casualty insurance to individuals and businesses in New York State.

Corporate Headquarters:    Tompkins Trustco, Inc.
                           The Commons
                           Ithaca, New York 14851
                           Main telephone number: 607-273-3210

Web Site:                  www.tompkinstrustco.com (information on our website
                           does not constitute part of this prospectus)

Stock Listing:             Our common stock is listed on the American Stock
                           Exchange under the symbol - TMP.

                                  RISK FACTORS

The Plan is intended to provide a useful service to current holders of our common stock and interested first time investors. We are not recommending that you buy or sell shares of our common stock. You should use the Plan only after you have independently researched your investment decision.

The value of our common stock may go up or down from time to time. Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation, or anyone else.

The Plan does not have any effect on our dividend policy, which is subject to the discretion of our board of directors. There can be no assurance as to the declaration of future dividends, or the rate at which dividends may be paid, since they necessarily depend upon our future earnings, financial requirements and other factors.

In addition to the information contained elsewhere in this prospectus, we urge you to carefully consider the following additional factors before choosing to invest in our common stock, each of which could affect our financial condition and results of operation and the performance of our common stock:

     o the development of an interest rate environment that could adversely affect our interest rate spread, other income or cash flow anticipated from our operations, investments and/or lending activities;

     o our ability to access financial resources in amounts, at the times and on the terms required to support our future business;

     o risks related to credit quality, interest rate sensitivity and liquidity;

     o changes, and the effect of such changes, in laws and regulations affecting banks, insurance companies, bank holding companies and financial holding companies;

     o the strength of the United States economy generally and the strength of the local economies where we conduct business;

     o changes in monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

     o our ability to introduce competitive new products and services on a timely, cost-effective basis;

     o    changes in consumer spending, borrowing and savings habits;

     o    technological developments and changes relevant to our industry;

     o our ability to maintain and increase our market share and control expenses; and

     o other risk factors highlighted by us in our filings with the SEC from time to time.

                             TOMPKINS TRUSTCO, INC.
                               Stock Purchase Plan
             An Open Availability and Dividend Reinvestment Plan for

                             Tompkins Trustco, Inc.
                                  Common Stock,
                            Par Value $0.10 per Share

The Dividend Reinvestment and Stock Purchase and Sale Plan, or the "Plan", described in this prospectus is sponsored by Tompkins Trustco, Inc. and administered by American Stock Transfer & Trust Company, the "Plan Administrator". This prospectus provides you with a summary and the complete details of the Plan. If you have additional questions after reading through this material, please contact the Plan Administrator, American Stock Transfer & Trust Company, at:

                     American Stock Transfer & Trust Company
                        Dividend Reinvestment Department
                                  P.O. Box 922
                               Wall Street Station
                             New York, NY 10269-0860
                               Tel: 1-877-573-4008

or by logging onto American Stock Transfer & Trust Company's website, at: www.investpower.com (Tompkins Trustco disclaims any responsibility for information contained on American Stock Transfer & Trust Company's website other than the Plan prospectus).

This prospectus is not an offer to sell or a solicitation of an offer to purchase shares of our common stock. American Stock Transfer & Trust Company and Tompkins Trustco, Inc. provide no advice and make no recommendations with respect to any security. Any decision to purchase or sell securities must be made by each individual Plan participant based on his or her own research and judgment after consultation with a professional investment advisor. Participation in the Plan is voluntary and may be prohibited by the laws of certain countries other than the United States.

                             TOMPKINS TRUSTCO, INC.

                              OVERVIEW OF THE PLAN

Tompkins Trustco, Inc. offers this Open Availability and Dividend Reinvestment Plan for shares of its common stock. The Plan offers you an affordable alternative for buying and selling our common stock, which is traded on the American Stock Exchange under the symbol "TMP". You do not need to be a current shareholder to participate in the Plan and buy our common stock for the first time. If you participate in the Plan, you may reinvest your cash dividends, if any, and make periodic supplemental cash payments to purchase additional shares. Shares that are held in the Plan may be sold directly without having to obtain physical certificates or becoming involved with a broker. The certificates that you currently hold in physical form at home may be deposited directly into the Plan for safekeeping or sale. You may also withdraw or transfer all or a portion of your stock held in the Plan at any time. Although Tompkins Trustco pays for almost all of the brokerage and administrative costs, there are small fees associated with certain features of the Plan. The fees are outlined within this prospectus.

This Plan Features:

Convenient Direct Share Ownership
Existing stockholders and new investors can make an initial stock purchase directly through the Plan without a broker. Once enrolled in the Plan, you can make additional optional cash purchases of our common stock.

Automatic Dividend Reinvestment
Cash dividends paid to participating holders of our common stock can be reinvested automatically to purchase additional shares.

Certificate or Book-Entry Share Ownership
If you participate in the Plan, you will receive timely statements and confirmations reflecting your transaction history. You will typically not be issued a physical certificate representing your shares because the Plan Administrator will record your share ownership in "book-entry" form. Nevertheless, you may request the issuance of a physical certificate to represent your shares at any time.

Safekeeping of Shares
If you hold or later acquire shares of our common stock from other sources, you may deposit them directly into the Plan for safekeeping. All the Plan's features will then apply to the deposited shares as well.

Withdrawals
You may withdraw any or all of your shares from the Plan at any time.

Direct Sale or Transfer
You may sell or transfer shares of our common stock directly through the Plan at any time, without the issuance of physical certificates or the involvement of an independent broker.

Commissions or Fees
We will pay all commissions and service fees on purchases of our common stock made through the Plan, on all reinvestments of dividends through the Plan, and on all withdrawals of shares from the Plan. However, you will be charged a brokerage commission of $0.10 per share sold, and a $15.00 service fee upon termination of your participation.

The foregoing is only an overview. The "Terms and Conditions" of the Plan are stated at the end of this prospectus, and in the event of any inconsistency, those "Terms and Conditions" will prevail. The "Terms and Conditions" of the Plan are subject to change without notice, and we retain the right to discontinue the Plan at any time.

               Please retain this prospectus for future reference.

                      FURTHER DESCRIPTION OF PLAN SERVICES

Eligibility & Enrollment
Almost everyone is eligible to enroll in the Plan. You may participate in the Plan if you already own shares of our common stock, and if you do not own any shares of our common stock, you may enroll by making an initial purchase directly through the Plan. To receive a Plan Enrollment Application or additional copies of this prospectus, simply contact American Stock Transfer & Trust Company, the Plan Administrator, either at its toll free number, 1-877-573-4008, or by logging on to American Stock Transfer & Trust Company's website at www.investpower.com.

Purchases
Once enrolled in the Plan, you can purchase additional shares of our common stock at any time by making optional cash contributions to the Plan in amounts of at least $50. The Plan Administrator will arrange to purchase the appropriate number of shares on the open market for your account as soon as possible, normally within one week after it receives your contributions. You may at any time modify the contribution program you have specified on a Plan Enrollment Application or on the tear-off portion of an account statement or transaction advice you have received.

Dividend Reinvestment
Unless you indicate otherwise on your Plan Enrollment Application, all cash dividends paid on the shares of our common stock in your account will be automatically reinvested in more shares of our common stock. Because both full and fractional shares will be carried in your account, the dividends attributable to fractional shares will be reinvested just as those on your full shares.

Safekeeping of Certificates
If you already own shares of our common stock in certificated form - that is, if you hold the actual certificates representing your shares - you may deposit the certificates into the Plan for safekeeping. This feature protects your shares against possible loss, theft or accidental destruction and may save you the expense of having to replace your certificates. The shares you deposit into the Plan will also become eligible to participate in the dividend reinvestment feature of the Plan.

Convenient Ways To Sell or Transfer Your Shares
You can easily sell or transfer through the Plan some or all of the shares you own, whether you hold the shares in book-entry form or in certificated form. You can choose to sell or transfer any or all shares held in the Plan with or without issuing new certificates, and without having to deal directly through a broker. Any fractional shares in your account will be sold at the same price as full shares, on a prorated basis. You may also instruct the Plan Administrator to issue a certificate in your name for any shares you hold in the Plan at any time.

Statements and Forms
If you elect to reinvest all or a portion of your dividends, you will receive a quarterly statement that reflects all investment activity and all dividends applied toward reinvestment. Each time a purchase is made for you, you will also receive a confirmation notice reflecting the number of shares purchased for you and the purchase price for those shares. Each form you receive will contain a tear-off stub that can be used for future Plan transactions. You may also review your transaction history online at www.investpower.com.

Simple, Secure Internet Account Access
You can complete all your share transactions, including purchases, sales and requests for certificates, on the Internet at www.investpower.com. You can also review your account status online.

                      ANSWERS TO FREQUENTLY ASKED QUESTIONS

                          How Do I Enroll in the Plan?

There are two easy ways to enroll in the Plan. One way registered shareholders and first-time investors can enroll in the Plan is by completing and signing a Plan Enrollment Application and sending it to American Stock Transfer & Trust Company, the Plan Administrator, at the address listed on page 2 of this prospectus. The account will be opened as soon as possible after the Plan Administrator receives your properly completed and signed Plan Enrollment Application. You can obtain Plan Enrollment Applications and copies of this prospectus by contacting the Plan Administrator at its toll free number, 1-877-573-4008.

You can also enroll in the Plan by logging on to the Plan Administrator's website at www.investpower.com, selecting "All Online Plans" and choosing the link for Tompkins Trustco. On the "Plan Details" page, select "Invest Now" and follow the wizard, which will guide you through the six-step process. You will receive an e-mail confirming receipt of your transaction as soon as you complete the wizard, as well as an e-mail within two business days confirming the number of shares purchased and their price.

Once enrolled, your participation in the Plan continues until you withdraw from the Plan or until the Plan terminates. If the Plan account is to be enrolled in multiple or joint names, or if certificates registered in multiple or joint names are to be deposited into the Plan, all of the stockholders involved must sign the Plan Enrollment Application.

                      How Can I Purchase Additional Shares?

You can easily purchase additional shares of our common stock under the Plan at any time by making optional cash contributions, which are used to purchase shares of our common stock in the open market for your Plan account. Optional cash contributions must be in amounts of at least $50. You may make optional cash contributions as often as daily.

You can also make optional cash contributions by mailing in the tear-off portion of an account statement or transaction advice, by investing online, or make automatic monthly cash contributions of a constant dollar amount if you set up an electronic funds transfer from your bank account in advance. You will not be paid any interest on contributions held by the Plan Administrator pending investment of your funds.

To make optional cash contributions by mail, complete the tear-off portion of an account statement or transaction confirmation notice and send it to the Plan Administrator at its address listed on page 2.

To make an investment online, log on to www.investpower.com and select "Account Access". Enter your ten-digit account number (provided to you in your account statement) and your social security number. You may then complete your optional cash investment confirmation in two simple steps.

In addition, you may authorize the Plan Administrator, on the enrollment application, to make automatic monthly purchases of a specified dollar amount, paid for by automatic withdrawal from your bank account by electronic funds transfer. You may also sign up for monthly electronic funds transfer by accessing the American Stock Transfer & Trust Company website at www.investpower.com and following the simple instructions for a faster way to invest. Funds will be withdrawn from your bank account on the 10th day of each month (or the next following day if the 10th day of the month is not a business day). All purchases will apply the total funds toward shares of our common stock, and both full shares and fractional shares (to at least three decimal places) will be credited to your Plan account. To stop making monthly purchases by automatic withdrawal, you must send the Plan Administrator written, signed instructions.

All cash contributions not made by electronic funds transfer must be made by check or money order drawn on a United States bank in U.S. currency, payable to "American Stock Transfer & Trust Company - Tompkins Trustco, Inc. Plan". Third party checks and checks payable to Tompkins Trustco, Inc. directly cannot be accepted and will be returned. If a check is returned to the Plan Administrator as "unpaid," the Plan Administrator will resell the shares purchased with those funds and sell additional shares from your account, as necessary, to reimburse itself for any fees or losses incurred when reselling the shares from your account.

You should be aware that the trading price for shares of our common stock may fall or rise during the period between your request for purchase, the Plan Administrator's receipt of that request, and the ultimate purchase of shares on the open market. The Plan Administrator may, at its own discretion, accept written requests to revoke instructions previously given to purchase shares but not yet acted upon.

                             What Fees Are Involved?

There is no enrollment fee to participate in the Plan. Tompkins Trustco will pay service fees and brokerage commissions for both initial and optional cash investments. However, a brokerage commission of $.10 per share will be automatically deducted from your proceeds when you sell shares held in your Plan account. For first-time purchases by investors who are not already registered holders of our common stock on the records of American Stock Transfer & Trust Company, our transfer agent, the minimum initial investment amount is $100. The minimum amount for additional investments, and for initial investments by our existing, registered shareholders who deposit their shares into the Plan, is $50. The maximum investment per year you can make under the Plan is $100,000. (Like other provisions of the Plan, these limits are subject to change from time to time.)

                        How Can I Reinvest My Dividends?

You can choose to reinvest all or a portion of the dividends paid on the shares of our common stock that are registered in your name under the Plan. All dividends on shares in your Plan account will be reinvested, including those attributable to fractional shares in your account, net of any applicable tax withholding. Purchase of the additional shares will be made as soon as practicable after the dividend payment date. Unless you indicate otherwise on the Plan Enrollment Application, your dividends will be reinvested automatically. If you choose not to reinvest any of your dividends, the Plan Administrator will remit the net dividends directly to you in cash at the same time as they are paid to other shareholders. We will pay all service and brokerage commissions associated with the reinvestment of dividends under the Plan.

If you choose to receive cash dividends on all your shares, your cash dividends can be wired directly to your bank account. In order to take advantage of this option, your bank or financial institution must be a part of Automated Clearing House, or "ACH". If you are interested in this option, please call the Plan Administrator at (800) 278-4353 and request forms for Direct Deposit of Dividends.

You can change your dividend reinvestment instructions at any time by sending a new Plan Enrollment Application to the Plan Administrator. Any instruction changes must be received by the Plan Administrator on or before the record date for that dividend.

              How Does the Plan Administrator Purchase the Shares?

The Plan Administrator will commingle cash contributions and net dividends from all participants to purchase shares of our common stock in the open market on the American Stock Exchange, or on whatever other exchange we may in the future choose for the trading of our common stock. The Plan Administrator usually makes purchases through a broker. Your account will be credited for the full and fractional shares purchased on your behalf.

The price per share of our common stock cannot be determined until a particular purchase is completed. For optional cash contributions, purchases are made at least weekly, and depending on the volume, as frequently as daily.

The Plan Administrator will send you transaction advice as soon as practicable after each investment showing the relevant purchase price and the number of shares credited to your account. You may also view your transaction history online. In addition, you will receive a quarterly statement showing all year-to-date transaction activity. You should retain these documents for tax purposes.

For your convenience, statements and transaction confirmation notices will have tear-off forms that can be filled out with your instructions regarding certificate issuance, purchase, certificate deposit, sale, and account termination. Your instructions will be honored as soon as practicable after the Plan Administrator receives them in acceptable form.

           How Does the Plan Provide for Safekeeping of Certificates?

If you already own shares of our common stock in certificated form - meaning you actually hold the physical certificates representing those shares - you may elect to deposit the stock certificates into your Plan account for safekeeping with the Plan Administrator. These shares will be credited to your account in book-entry form. You may, however, request a new stock certificate at any time. We will pay all fees for issuing or canceling certificates under the Plan.

To deposit certificates, simply send them to the Plan Administrator along with your completed, signed Plan Enrollment Application. The certificates and Plan Enrollment Application should be insured for 2% of the total value of the shares to protect against loss in transit, and must either be endorsed on the back or be accompanied by a signed stock power signed by all owners of the shares.

                             May I Resell My Shares?

You may instruct the Plan Administrator to sell any or all shares of our common stock held in your account. Simply complete and sign the tear-off portion of your account statement or transaction confirmation notice and mail it to the Plan Administrator. Be certain that all participants named on the account sign the instructions. Signatures should be guaranteed by a bank, broker or financial institution which is a member of the Medallion Signature Guarantee Program. If you have questions, you may call the Plan Administrator's toll-free number (1-877-573-4008) or log on to its website at www.investpower.com.

As with purchases, the Plan Administrator aggregates all sale requests for our common stock and then sells the total number of shares on the open market through a broker. The Plan Administrator makes these sales at least weekly, and depending on volume, may make sales as frequently as daily. The selling price cannot be known until each sale is completed. The proceeds of the sale, less a brokerage commission of $.10 per share, will be sent to you by check within four days following the sale.

You should be aware that the trading price for our common stock may fall or rise during the period between your request for sale, the Plan Administrator's receipt of that request, and the ultimate sale of shares on the open market. Instructions sent to the Plan Administrator to sell shares may not be rescinded.

                       Can I Request a Stock Certificate?

You may at any time request the Plan Administrator to issue you a physical certificate for some or all of the shares held in your Plan account. Just fill out and sign the tear-off portion of your account statement or transaction confirmation notice and send it to the Plan Administrator at the address on page 2, go to www.investpower.com and log into your account, or call the Plan Administrator's toll-free telephone number (1-877-573-4008) for further information.

                  How Can I Transfer Shares to Other Accounts?

You may give shares from your Plan account to others as gifts at any time. Transfers by gift can be made in book-entry form or by delivery of the actual certificates representing the shares. To make a gift of shares of our common stock, contact the Plan Administrator at its toll free number (1-877-573-4008).

You may also make a "book-to-book" transfer of shares of our common stock, which involves transferring shares from your Plan account to a new participant's Plan account. To make a "book-to-book" transfer, you must call the Plan Administrator at its toll-free telephone number (1-877-573-4008) to request a copy of this Plan prospectus and a Plan Enrollment Application, then complete the Plan Enrollment Application, providing the full registration name, address and social security number of the new participant or participants.

The completed Plan Enrollment Application should be sent along with a written request indicating the number of shares, full and fractional, which should be transferred to the new participant. If the shares are held by more than one person, all participants named on the current account should sign the instructions, and their signatures should be guaranteed by a bank, broker or financial institution which is a member of the Medallion Signature Guarantee Program.

Unless you direct otherwise on the Plan Enrollment Application, the Plan Administrator will enroll the transferred shares for automatic dividend reinvestment.

                How Can I Terminate My Participation in the Plan?

You may withdraw from the Plan at any time by submitting a notice of termination to American Stock Transfer & Trust Company. Just mail in the tear-off portion of any account statement or transaction advice, properly completed with your withdrawal instructions. Upon withdrawal, the Plan Administrator will issue you a certificate for the full number of shares held in your Plan account, and any fractional shares held in the Plan will be sold on the open market. Alternatively, you may direct the Plan Administrator to sell any or all of the shares in your account. If the total number of shares in your Plan account is less than one share, any remaining fractional shares will be sold and your account closed. You will receive a check for the proceeds from the sale of any shares from your Plan account based on the current market value, less a $.10 per share brokerage commission and a service fee of $15.00. After your account is closed, cash dividends on any shares you hold in certificated form will be sent to you at the address you provide, or automatically deposited in your bank account in accordance with your instructions.

                    How Do I Contact the Plan Administrator?

The Plan is administered by American Stock Transfer & Trust Company, our transfer agent. To obtain enrollment information, including a prospectus and Plan Enrollment Application, or to obtain information concerning your account if you are an existing participant, or for sales, liquidations, transfers, withdrawals or optional cash contributions, please contact the Plan Administrator, either at its toll free number:

                                 1-877-573-4008

or by logging onto its website, at: www.investpower.com. Tompkins Trustco disclaims any responsibility for information contained on the Plan Administrator's website other than the Plan prospectus.

You may also write to the Plan Administrator at:

           Mailing address:      American Stock Transfer & Trust Company
                                 Attention:  Dividend Reinvestment Department
                                 P.O. Box 922 Wall Street Station New
                                 York, New York 10269-0560

Prior to forwarding instructions, please read the information contained in "Terms and Conditions - Costs to Participants".

                        TERMS AND CONDITIONS OF THE PLAN

1.   Introduction.

The Tompkins Trustco, Inc. Dividend Reinvestment and Stock Purchase and Sale Plan, or the "Plan", provides registered holders of Tompkins Trustco common stock and other interested first-time investors with a simple, economical and convenient way of investing in our common stock. The Plan is sponsored by Tompkins Trustco, and is administered by American Stock Transfer & Trust Company, called the "Plan Administrator". Enrollment in the Plan is voluntary. You may not be able to enroll in the Plan if you reside in certain countries. If you reside outside the United States, you should determine whether you are subject to any governmental regulation prohibiting your participation in the Plan.

2.   Important Notice.

Neither we nor the Plan Administrator offer advice or make any recommendation with respect to the purchase or sale of Tompkins Trustco common stock or any other security. Any decision to purchase or sell must be made by you based on your own research and judgment or after consultation with a professional advisor.

3.   Eligibility.

If you are already a registered holder of our common stock, you are automatically eligible to participate in the Plan. Your initiation of a transaction, including optional cash payments, dividend reinvestment, depositing certificates into the Plan and/or selling or purchasing shares under the Plan, will establish an agency relationship between you and the Plan Administrator.

4.   Share Purchases and Sales.

All purchases and sales of shares under the Plan will be made in the open market on the American Stock Exchange, or on whatever other exchange we may in the future choose for the trading of our common stock. Unless directed otherwise by the Plan Administrator, the Plan Administrator will usually make purchases and sales of our common stock under the Plan through a broker. The price per share will be the weighted average price on all shares purchased and sold. When you sell shares under the Plan, the Plan Administrator will send you the net proceeds of the sale, less brokerage commissions of $.10 per share and a service fee of $15.00 if the sale represents a termination of your participation in the Plan, by check following the sale. You will receive a written confirmation notice after each purchase or sale transaction. You will also receive timely dividend reinvestment statements will also be issued showing detailed activity for the current year.

5.   Optional Cash Payments and Reinvestment of Dividends.

The Plan Administrator will usually make purchases associated with optional cash investments in our common stock at least weekly, but may make purchases as often as daily, depending on the volume of transactions under the Plan. Following your instructions, reinvestment of dividends will take place as soon as practicable on or after the payment of the dividend. Tompkins Trustco common stock purchased will be credited to your account in book-entry form. You may receive a physical stock certificate representing the shares in your Plan account only upon your request. Cash payments may not be accepted by the Plan Administrator if you impose any restriction with respect to the number of shares to be purchased, the price at which the shares are to be purchased, or the time when the purchase is to be made.

6.   Distribution of Dividends.

Any stock dividends or stock-split shares distributed by Tompkins Trustco will be credited directly into your Plan account. This includes distributions calculated from shares held in the Plan in book-entry form as well as any shares registered in your name. Any rights or shares to be distributed as a result of any rights agreement or similar arrangement will be distributed in a similar manner. Transaction processing may be temporarily suspended during the latter type of extraordinary distributions.

7.   Safekeeping of Certificates.

You may at any time deposit certificates representing other shares of our common stock, not acquired under the Plan, for safekeeping in your name under the Plan.

8.   Requests for Certificates or Transfer of Shares.

You may at any time request that a physical certificate be issued for all or some of the shares held in your Plan account. In addition, you may always request to transfer the shares in your Plan account. Instructions for these transactions are available from the Plan Administrator.

9.   Proxy Voting/Annual Meetings.

You may vote all shares, full and fractional, held in your Plan account. You will receive Tompkins Trustco's Notice of Annual Meeting, a Proxy Statement, a Proxy Voting Card and the Annual Report to Stockholders at the same time as other holders of our common stock. The Proxy Voting Card will state the full number of Plan shares held in your Plan account, whether they are held in book-entry form or in certificated form. You may vote all such shares in the same way.

10.  Tax Reporting.

All stock sales and reinvested dividends are subject to federal income tax reporting. It is solely your responsibility to determine the tax consequences of these sales and dividends, and you should consult a tax advisor for that purpose.

11.  Modification.

The Plan Administrator and Tompkins Trustco each reserve the right to modify the Plan, including the right to change the applicable fees or terminate the Plan upon written notice to participants. In addition, the Plan Administrator reserves the right to interpret and administer the Plan as it deems necessary or desirable in connection with its operation. As long as you are a participant in the Plan, you will receive a supplemental or revised prospectus before any material changes to the Plan become effective.

12.  Liability.

Neither Tompkins Trustco nor the Plan Administrator will be liable for any act taken in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate your account, sell shares in the Plan, or invest optional cash payments or dividends without receipt of proper documentation and instructions, or (b) with respect to the prices at which shares are purchased or sold for your account and the time those purchases or sales are made, including price fluctuation in market value after those purchases or sales.

13.  Governing Law.

These Terms and Conditions of the Plan are governed by the laws of the State of New York. The securities held in Plan accounts for Plan participants are not subject to protection under the Securities Investor Protection Act of 1970.

14.  Summary of Plan Services and Fees to Participants.

In most cases Tompkins Trustco will pay the fees and expenses to operate the Plan. However, you will be responsible for payment of some administrative service fees and brokerage commissions.

Optional Cash Investments -

     Service fees....................................  Paid by Tompkins Trustco

     Brokerage Commission of $0.10 per share.........  Paid by Tompkins Trustco

Reinvestment of Dividends -

     Service fees....................................  Paid by Tompkins Trustco

     Brokerage Commission of $0.10 per share.........  Paid by Tompkins Trustco
                                                       (if purchased on the open
                                                       market)
Sale of Shares -

     Service fees....................................  Paid by Tompkins Trustco

     Brokerage Commission of $0.10 per share.........  Paid by participant

Deposit of Certificates for Safekeeping..............  Paid by Tompkins Trustco

Termination - $15.00 Service Fee.....................  Paid by participant

Printing, Mailing, Telephone and Other
Administrative Expenses..............................  Paid by Tompkins Trustco

Minimum and Maximum Cash Investments

     Initial minimum investment non-holders..................         $     100

     Minimum investment from existing holders................         $      50

     Maximum investment per year.............................         $ 100,000

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 to register the Tompkins Trustco common stock to be issued under the Plan. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits thereto. The registration statement, including its exhibits and schedules, contains additional relevant information about Tompkins Trustco and its common stock. This prospectus is a part of that registration statement.

In addition, we file reports, proxy statements and other information with the SEC. You may read and copy any report, statement or other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. You may also obtain copies of those materials by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. In addition, we maintain a website at http://www.tompkinstrustco.com where you can obtain copies the documents we file electronically with the SEC. Information on our website does not constitute part of this prospectus.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are permitted to "incorporate by reference" into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring to those other documents, both documents filed in the past and documents to be filed in the future. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information. The documents listed below and any future filings made by Tompkins Trustco with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

     (a) Our Annual Report on Form 10-K for the year ended December 31, 2003;

     (b) Our Definitive Proxy Statement on Schedule 14A, filed on April 6, 2004;

     (c) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004;

     (d) Our Current Report on Form 8-K, filed on July 28, 2004; and

     (e) The description of our common stock contained in our Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, File No. 0-27514, including any amendment or report filed for purposes of updating such description.

At your request, we will send you, at no charge, a copy of any or all of these incorporated documents. Exhibits to the documents will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus. Written requests should be directed to Investor Relations, Tompkins Trustco, Inc., P.O. Box 460, The Commons, Ithaca, New York 14851. Telephone requests for copies may be directed to: (607) 256-3210, extension 2319.

                                 USE OF PROCEEDS

Because all of the shares of our common stock purchased under the Plan will be purchased on the open market, we will not receive any proceeds from purchases of our common stock under the Plan.

                              PLAN OF DISTRIBUTION

The Plan Administrator will purchase shares under the Plan in the open market. Tompkins Trustco will pay all costs of administration of the Plan. You will not be charged any brokerage commissions or other fees or expenses in connection with the purchase of shares under the Plan. You will, however, be charged a brokerage fee of $.10 per share sold, and a $15.00 service fee upon termination of your participation under the Plan.

                                 INDEMNIFICATION

As permitted by law, directors and officers of Tompkins Trustco are entitled to indemnification under certain circumstances against liabilities and expenses incurred in connection with legal proceedings in which they become involved as a result of serving in such capacity. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Tompkins Trustco pursuant to the foregoing provisions, Tompkins Trustco has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

Certain legal matters relating to the Plan and this prospectus have been reviewed for Tompkins Trustco by Harris Beach LLP. Edward C. Hooks, a partner of Harris Beach LLP and a former director of Tompkins Trustco, owns shares of our common stock. The aggregate number of shares beneficially owned by Mr. Hooks equals less than 1% of our issued and outstanding shares of common stock as of the date of this prospectus.

                                     EXPERTS

The financial statements of Tompkins Trustco that are incorporated by reference into this prospectus from Tompkins Trustco's Form 10-K have been audited by KPMG LLP, independent registered public accountants, as indicated in their report, dated February 27, 2004 relating to such financial statements. These financial statements are incorporated by reference in this prospectus in reliance upon the report and the authority of said firm as experts in accounting and auditing.



In deciding whether you will participate in the Plan and purchase shares of our common stock through the Plan, you should rely on this prospectus, any prospectus supplement, and the incorporated Tompkins Trustco documents. We have not authorized anyone to provide you with different or additional information.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Tompkins Trustco in connection with the sale of its common stock being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

              SEC Registration Fee                             $      619.56

              Legal and Accounting Fees and Expenses           $   10,000.00

              Printing Expenses                                $    2,000.00

              Miscellaneous                                    $    1,000.00

              TOTAL                                            $   13,619.56


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 721-725 of the New York Business Corporation Law generally provide for or permit a corporation to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

The registrant's certificate of incorporation and bylaws provide that directors and officers of the registrant shall be indemnified, to the fullest extent permitted by the Business Corporation Law, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by them in connection with actions to which they are, or are threatened to be made, parties. If a director or officer is not successful in the defense of an action, he or she is entitled to indemnification, under the registrant's bylaws and the relevant provisions of law, if ordered by a court or if the board of directors, acting upon the written opinion of independent counsel, determines that the director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the registrant and, in criminal actions, had no reasonable cause to believe his conduct was unlawful. In connection with actions by or in the right of the registrant (derivative suits) as to which the director or officer is not successful, indemnification is permitted for expenses and amounts paid in settlement only if and to the extent that a court of competent jurisdiction deems proper, and indemnification for adverse judgments is not permitted.

Under the registrant's certificate of incorporation and applicable provisions of law, the board of directors or the registrant may advance expenses to a director or officer before final disposition of an action or proceeding upon receipt of an undertaking by the director or officer to repay the amount advanced if he or she is ultimately found not to be entitled to indemnification with respect thereto.

The registrant's certificate of incorporation also provides that, to the fullest extent permitted by law, subject only to the express prohibitions on limitations of liability set forth in Section 402(b) of the Business Corporation Law, a director of the registrant shall not be liable to the registrant or its shareholders for monetary damages for any breach of duty as a director.

ITEM 16. EXHIBITS.

       Exhibit
       Number                              Title of Exhibit
       ------                              ----------------

        4.1 Form of Specimen Common Stock Certificate of Tompkins Trustco, Inc. (incorporated herein by reference to Exhibit 4 to Tompkins Trustco, Inc.'s Registration Statement on Form 8-A (File No. 0-27514) filed with the Securities and Exchange Commission on December 29, 1995, and amended by Tompkins Trustco, Inc.'s Form 8-A/A filed with the Securities and Exchange Commission on January 22, 1996)

        5              Opinion of Harris Beach LLP

        23.1           Consent of KPMG LLP

        23.2 Consent of Harris Beach LLP (contained in the opinion filed as Exhibit 5 to this Registration Statement)

        24 Powers of Attorney (included in this Registration Statement under the caption "Signatures")

ITEM 17. UNDERTAKINGS.

(a)      The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of New York, on November 22, 2004.

                                          TOMPKINS TRUSTCO, INC.

                                          By: /s/ JAMES J. BYRNES
                                              --------------------------------
                                              James J. Byrnes
                                              Chairman of the Board and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints JAMES J. BYRNES, JAMES W. FULMER and FRANCIS M. FETSKO, and each of them singly, such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 to be filed by Tompkins Trustco, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                       Title                    Date
            ---------                       -----                    ----

By: /s/ JAMES J. BYRNES           Chairman of the Board and   November 22, 2004
    --------------------------    Chief Executive Officer
    James J. Byrnes               (Principal Executive Officer)
                                  and Director


By: /s/ JAMES W. FULMER           President and Director      November 18, 2004
    --------------------------
    James W. Fulmer


By: /s/ FRANCIS M. FETSKO         Executive Vice President    November 22, 2004
    --------------------------    and Chief Financial Officer
    Francis M. Fetsko             (Principal Financial Officer)


By: /s/ JOHN E. ALEXANDER         Director                    November 18, 2004
    --------------------------
    John E. Alexander

By: /s/ REEDER D. GATES           Director                    November 19, 2004
    --------------------------
    Reeder D. Gates

By: /s/ WILLIAM W. GRISWOLD       Director                    November 18, 2004
    --------------------------
    William W. Griswold

By: /s/ JAMES R. HARDIE           Director                    November 19, 2004
    --------------------------
    James R. Hardie

By: /s/ ELIZABETH W. HARRISON     Director                    November 19, 2004
    --------------------------
    Elizabeth W. Harrison

By: /s/ BONNIE H. HOWELL          Director                    November 17, 2004
    --------------------------
    Bonnie H. Howell

By: /s/ HUNTER R. RAWLINGS, III   Director                    November 18, 2004
    --------------------------
    Hunter R. Rawlings, III

By: /s/ THOMAS R. SALM            Director                    November 18, 2004
    --------------------------
    Thomas R. Salm

By: /s/ MICHAEL H. SPAIN          Director                    November 19, 2004
    --------------------------
    Michael H. Spain

By: /s/ WILLIAM D. SPAIN, JR.     Director                    November 19, 2004
    --------------------------
    William D. Spain, Jr.

By: /s/ CRAIG YUNKER              Director                    November 17, 2004
    --------------------------
    Craig Yunker

                                  EXHIBIT INDEX



     Exhibit Number
     --------------
                                           Title of Exhibit
                                           ----------------

         4.1 Form of Specimen Common Stock Certificate of Tompkins Trustco, Inc. (incorporated herein by reference to Exhibit 4 to Tompkins Trustco, Inc.'s Registration Statement on Form 8-A (File No. 0-27514) filed with the Securities and Exchange Commission on December 29, 1995, and amended by Tompkins Trustco, Inc.'s Form 8-A/A filed with the Securities and Exchange Commission on January 22,
                            1996)

         5                  Opinion of Harris Beach LLP

         23.1               Consent of KPMG LLP

         23.2 Consent of Harris Beach LLP (contained in the opinion filed as Exhibit 5 to this Registration Statement)

         24 Powers of Attorney (included in this Registration Statement under the caption "Signatures")